                                                                 EXHIBIT 10.22.3

December 1, 1993                                                        $310,000

                                      NOTE

         FOR VALUE RECEIVED, the undersigned, GLENWOOD ASSOCIATES LIMITED PARTNERSHIP (the "Borrower"), promises to pay to the order of Mercantile-Safe Deposit and Trust Company (the "Bank") at the Bank's offices at 2 Hopkins Plaza, Baltimore, Maryland 21201, at such other place as the holder of this Note may from time to time designate, the principal sum of Three Hundred Ten Thousand Dollars ($310,000.00), or such amount as may be advanced from time to time, together with interest thereon at the rate hereinafter provided and any and all other sums which may be owing to the holder of this Note by the Borrower, according to the repayment schedule set forth in Section 2 hereof, but in no event later than December 1, 2008, which is the final and absolute due date of this Note, or on such earlier date in the event that this Note is accelerated pursuant to Section 6 hereof. The following items shall apply to this note.

         1. Interest Rate. Until all sums due and owing hereunder have been paid in full, interest shall accrue on the unpaid balance hereunder at a floating rate, adjusted daily, which shall equal that rate obtained by adding one percentage point (1%) to the prime rate of interest of the Bank in effect from time to time. The prime rate of interest as used herein refers to that interest rate set by the Bank from time to time as an interest rate base for borrowings. The prime rate is one of several interest rate bases used by the Bank. The Bank lends at rates above and below the prime rate.

         2. Repayment. Interest accrued on the unpaid balance hereof shall be paid monthly beginning on January 1, 1994 and continuing on the first day of each succeeding calendar month until all sums due hereunder have been paid in full. The Borrower shall repay the principal balance hereof in 180 equal monthly installments of One Thousand Seven Hundred Twenty-Two Dollars and Twenty-Two Cents ($1,722.22) commencing on January 1, 1994, and continuing on the first day of each subsequent month until the final and absolute due date of this Note. The entire unpaid principal balance, and any other sums due hereunder, shall be paid in full on December 1, 2008.

         3. Calculation of Interest. Interest shall be calculated on the basis of a three hundred sixty (360) days per year factor applied to the actual days on which there exists an unpaid principal balance.

         4. Application of Payments. All payments made hereunder shall be applied first to late penalties or other sums owing the holder, next to accrued interest, and then to principal, or in such other order of application as the holder may elect.

         5. Optional Prepayment. The Borrower shall have the option of prepaying all or any portion of the amounts due hereunder at any time without penalty.

         6. Acceleration Upon Default. At any time after a default in the payment when due of any installment of interest or of principal and interest, or in the payment of any other sums due hereunder, unless such payment is made within fifteen (15) days from the date such payment became due and payable, or upon a default in the performance of any of the covenants, conditions or terms of the Deed of Trust and Security Agreement executed by the Borrower in favor of the Bank of even date herewith (the "Deed of Trust") or of any of the Loan Documents (as defined in the Deed of Trust), the Bank may, in the Bank's sole and absolute discretion and without notice or demand (unless otherwise specifically required under an applicable document), declare the entire unpaid balance of principal plus accrued interest and any other sums due hereunder immediately due and payable.

         7. Late Payment Penalty. Should any payment of interest, or principal and interest, due hereunder be received by the holder of this Note more than fifteen (15) days after its due date, the Borrower shall pay a late payment penalty equal to five percent (5%) of the amount overdue for each month or portion of a month until paid, beginning with the due date of the late payment.

         8. Default Interest Rate. Upon a default in the payment of any amount due under this Note, or in the performance of the covenants, conditions, or terms of the Deed of Trust or other Loan Documents, and after the expiration of the specifically provided grace period, and unless and until cured, the Bank may raise the rate of interest accruing on the disbursed unpaid principal balance by two (2) percentage points above the rate of interest otherwise applicable, independent of whether Bank elects to accelerate the unpaid principal balance as a result of such default.

         9. Confession of Judgment; Jurisdiction and Venue. Upon any default hereunder and after the expiration of any specifically provided grace or cured period, the Borrower authorizes any attorney admitted to practice before any court of record in the United States to confess judgment on behalf of the Borrower against the Borrower in the full amount due on this Note plus attorneys' fees of fifteen percent (15%) of such amount. In any action brought on this Note, whether a confessed judgment proceeding or otherwise, the Borrower hereby consents to the exercise of personal jurisdiction over it by any state or federal court located in the State of Maryland, and agrees that venue shall be proper in any County of the State of Maryland or in Baltimore City, in addition to any other court where jurisdiction and venue may be proper. The Borrower waives the benefit of any and every statute, ordinance, or rule of court which may be lawfully waived conferring upon the Borrower any right or privilege of exemption, stay of execution, or supplementary proceedings, or other relief from the enforcement or immediate enforcement of a judgment or related proceedings on a judgment.

         10. Interest Rate After Judgment. If judgment is entered against the Borrower on this Note, the amount of the judgment entered (which may include principal, interest, default interest, late charges, fees and costs) shall bear interest at the highest rate authorized under this Note as of the date of entry of the judgment.

         11. Expenses of Collection. Should this Note be referred to an attorney for collection, whether or not judgment has been confessed or suit has been filed, the Borrower shall pay all of the Bank's actual costs, fees (including actual attorney's fees) and expenses resulting from such referral. These costs shall include the actual expense of counsel incurred at any time by the Bank in enforcing its rights hereunder.

         12. Waiver of Protest; Waiver of Jury Trial. The Borrower, and all parties to this Note, whether maker, indorser, or guarantor, waive presentment, notice of dishonor and protest. The Borrower, and all parties to this Note, whether maker, endorser, or guarantor, waive any right to a jury trial in any action brought at any time or from time to time on this Note or any other Loan Document.

         13. Extensions of Maturity. All parties to this Note, whether maker, indorser, or guarantor, agree that the maturity of this Note, or any payment due hereunder, may be extended at any time or from time to time without releasing, discharging, or affecting the liability of such party.

         14. Commercial Loan. The Borrower warrants that the Note is the result of a commercial loan transaction.

         15. Security. This Note is secured as provided in the Deed of Trust and Loan Documents.

         16. Waiver. No waiver of any power, privilege, right or remedy (hereinafter collectively referred to as "Rights") hereunder shall be effective unless in writing. No delay on the part of the Bank in exercising any Rights hereunder, or under any other instrument executed by the Borrower or any other party in connection with the transaction (including the Loan Documents) shall operate as a waiver thereof, and no single or partial exercise of any such Rights (including acceptance of late payments by the Bank) shall preclude other or further exercise thereof, or the exercise of any other Rights. Waiver by the Bank of any default by the Borrower, or any other party, shall not constitute a waiver of any subsequent defaults, but shall be restricted to the default so waived. All Rights of the Bank hereunder are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all Rights given hereunder or in or by any other instrument or any laws now existing or hereafter enacted.

         17. Notices. Any notice required or permitted hereunder, without implying the obligation to provide any such notices, shall be in writing and made by hand delivery or express mail or other overnight delivery service or by registered or certified mail to the parties at the appropriate addresses set forth below or to such other addresses set forth below or to such other addresses as may be hereafter specified by written notice by the Bank or the Borrower and shall be considered given as of the date of hand delivery or as of one (1) day after the date of mailing by express mail or other overnight delivery service, as the case may be, independent of the date of mail delivery or whether delivery is in fact made (provided that in the event that written notice is sent by some other means it shall be presumed to have been received within two (2) days after sending) which date shall be the effective date.


             If to the Bank:
             --------------

             Mercantile-Safe Deposit and Trust Company
             Two Hopkins Plaza
             Baltimore, Maryland 21201
             Attention:  Philip G. Enstice

             With a copy to:

             Christopher J. Fritz, Esquire
             Gallagher, Evelius & Jones
             Park Charles - Suite 400
             218 North Charles Street
             Baltimore, Maryland  21201

             If to the Borrower:
             ------------------

             Glenwood Associates Limited Partnership
             c/o Trusted Information Systems, Inc.
             P.O. Box 45
             Glenwood, Maryland  21738
             Attention:  Stephen T. Walker

             With a copy to:

             Paul M. Nussbaum, Esquire
             Reichelt, Nussbaum, Brown, Dukes & LaPlaca
             P.O. Box 627
             Greenbelt, Maryland  20770

Either party may change the address to which notices are to be sent by a writing directed to the other party in the manner aforesaid.

         18. Choice of Law. This Note shall be governed, construed and enforced in accordance with the law of the State of Maryland.

         19. Invalidity of Any Part. If any provision or part of any provision of this Note shall for any reason be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of the Note and this Note shall be construed as if such invalid, illegal, or unenforceable provision or part thereof had never been contained herein, but only to the extent of its invalidity, illegality, or unenforceability.

         20. Assignment. This Note may be assigned by the Bank at any time without the approval of the Borrower.

         21. Cross-Default. Any default or Event of Default by the Borrower or by Trusted Information Systems, Inc. in connection with any other indebtedness or obligation to the Bank, whether now owing or incurred in the future, shall constitute a default hereunder.


WITNESS:                              THE BORROWER:

                                      GLENWOOD ASSOCIATES
                                      LIMITED PARTNERSHIP,
                                      a Maryland limited partnership


/s/                                   By: /s/ STEPHEN T. WALKER         (SEAL)
- ----------------------------             -------------------------------
                                            Stephen T. Walker
                                            General Partner



                                      By:                               (SEAL)
- ----------------------------             -------------------------------
                                            Martha A. Branstad
                                            Limited Partner



                                      By:                               (SEAL)
- ----------------------------             -------------------------------
                                            Stephen D. Crocker
                                            Limited Partner